UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2003

8X8, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Mission College Blvd.
Santa Clara, CA    95054
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1    Press Release dated May 29, 2003.

Item 9. Regulation FD Disclosure.

On May 29, 2003, 8x8, Inc. ("8x8") announced its financial results for the fourth quarter and year ended March 31, 2003. A copy of 8x8's press release is attached hereto as Exhibit 99.1.

In accordance with SEC Release No. 33-8216, the information in this Form 8-K and the exhibit attached hereto are being furnished under Item 9 rather than under Item 12.

SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 29, 2003

8X8, INC.

By:	/s/ JAMES SULLIVAN

James Sullivan
Chief Financial Officer, Vice President of Finance and Secretary (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit	Description
99.1*	Press release dated May 29, 2003

*    Also provided in PDF format as a courtesy.